UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 29, 2015
Date of report (Date of earliest event reported)

HUTCHINSON TECHNOLOGY INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Minnesota	001-34838	41-0901840
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 West Highland Park Drive N.E., Hutchinson, Minnesota	55350
(Address of Principal Executive Offices)	(Zip Code)

(320) 587-3797
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Our Annual Meeting of Shareholders was held on January 29, 2015. Of the 32,107,143 shares of our common stock entitled to vote at the meeting 27,805,331 shares were present at the meeting in person or by proxy. Our shareholders voted on the following items.

1.	The following individuals designated by our Board of Directors as nominees for director were elected for a one-year term or until a successor has been elected and qualified, with voting as follows:

Nominee	For	Withheld	Broker Non-Vote
Martha Goldberg Aronson	11,263,005	1,220,394	15,321,932
Wayne M. Fortun	10,970,748	1,512,651	15,321,932
Russell Huffer	11,264,192	1,219,207	15,321,932
Richard J. Penn	11,212,684	1,270,715	15,321,932
Frank P. Russomanno	11,150,346	1,333,053	15,321,932
Philip E. Soran	11,294,734	1,188,665	15,321,932
Thomas R. VerHage	11,269,980	1,213,419	15,321,932

2.	Our shareholders approved a non-binding advisory vote on executive compensation (“Say-on-Pay”), with voting as follows:

For	Against	Abstain	Broker Non-Vote
10,934,087	828,682	720,630	15,321,932

3.	Our shareholders ratified the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 27, 2015, with voting as follows:

For	Against	Abstain	Broker Non-Vote
26,281,464	147,259	1,376,608	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUTCHINSON TECHNOLOGY INCORPORATED

Date: February 3, 2015	/s/ David P. Radloff
David P. Radloff
Vice President and Chief Financial Officer